CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 26, 2001, except as to Notes 2 and 9, for which the date is February 12, 2001, relating to the consolidated financial statements which appears in Holiday RV Superstore Inc.'s Annual Report on Form 10-K for the year ended October 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers, LLP
Orlando, Florida
July 5, 2001